SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 11, 2011
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 11, 2011, Discovery Laboratories, Inc. (the “Company”) issued a press release highlighting the results of operations for the quarter ended March 31, 2011, and providing an update on certain business matters.  The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 hereto relating to the announcement of the results of operations for the quarter ended March 31, 2011 and all other matters except for those discussed under Item 8.01 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 8.01.	Other Events.

On May 11, 2011, the Company issued a press release highlighting the results of operations for the quarter ended March 31, 2011, and providing an update on its pipeline development as follows:

•
Surfaxin® (lucinactant) for the prevention of respiratory distress syndrome (RDS) in premature infants: The Company is conducting a comprehensive preclinical program to validate its optimized biological activity test (BAT), a key remaining issue that must be addressed to potentially gain U.S. Food and Drug Administration (FDA) marketing approval for Surfaxin in the United States.  The Company has had several interactions with the FDA intended to ensure that the comprehensive preclinical program would ultimately satisfy the FDA.  In January 2011, the Company announced that the FDA had provided guidance to increase the sample size of a specific data set by testing additional Surfaxin batches.  To comply with the FDA’s suggestion, the Company has successfully manufactured eight Surfaxin batches and presently plans to manufacture two additional Surfaxin batches for use in the comprehensive preclinical program. The Company presently plans to complete all related analytical testing and concordance studies, and be in a position to file a Surfaxin Complete Response in the third quarter of 2011.

•
Surfaxin LSTM (lyophilized lucinactant) for neonatal RDS:  The Company continues to advance this program. Its plans for 2011 include establishing a commercial-scale manufacturing capability at a cGMP-compliant contract manufacturer with expertise in lyophilized formulations and seeking regulatory guidance from the FDA and the European Medicines Agency (EMA) for the planned clinical development program.

•
Aerosolization Technology:  Recently, at the 2011 Pediatric Academic Societies Annual Meeting (PAS), new data was presented including: (i) a collaborative study indicating that aerosolized KL4 surfactant significantly improved lung function and survival when treating Acute Lung Injury in a well established preclinical model of this severe respiratory condition, (ii) a dose-ranging assessment of aerosolized KL4 surfactant in a widely recognized preclinical model of RDS, demonstrating significant improvement in lung function, lung structural integrity and pulmonary inflammatory mediator profile following treatment with aerosolized KL4 surfactant versus controls, and (iii) a study highlighting the Company’s novel patient interface technology intended to increase the efficiency of pulmonary aerosol drug delivery to patients requiring positive pressure ventilatory support.

Regarding the Company’s lead aerosolized KL4 surfactant program, Aerosurf® (aerosolized lucinactant for neonatal RDS), data from the preclinical dose ranging assessment study presented at PAS mentioned above suggests that, out of several doses tested, KL4 surfactant delivered via the Company’s proprietary capillary aerosol generator during a 20 to 30 minute dosing interval results in the most favorable physiologic outcomes.  This study provides guidance for future clinical dosing strategies for this program. The Company’s plans for 2011 include finalizing the clinical and potential commercial design of the capillary aerosol generator, finalizing the clinical and potential commercial design for the novel patient interface, and seeking regulatory guidance in the U.S. and Europe for the planned development program.

For the quarter ending June 30, 2011, the Company projects cash outflow of $5.8 million.

Subject to the note relating to the press release in Item 2.02 to this Current Report on Form 8-K, the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated May 11, 2011

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ John G. Cooper
Name:	John G. Cooper
Title:	President, Chief Financial Officer and Treasurer

Date:  May 11, 2011